EXHIBIT F

NOVEMBER 30, 2006

CONDITIONAL COMMITMENT

Mr. Andy Adams

AdamsMark, L.P.

801 Mooreland Lane

Murfreesboro, Tennessee 37128

RE:

Proposed mortgage warehouse line (the “Line”) for various mortgages (the “Mortgages”) held by National Health Investors, Inc. and other lenders (collectively, “Seller”).

Dear Mr. Adams:

We propose the following business terms as the basis of a conditional commitment for a loan from Column Financial, Inc. ("Buyer"):

SELLER:	AdamsMark, L.P.
BUYER:	Column Financial, Inc.
PURPOSE OF LOAN:	Mortgage Warehouse Line (the “Line”)
FINAL MATURITY DATE:	364th Day after Closing of the Line (No Mortgage can remain on the Line for more than 364 Days)
FACILITY SIZE:

At Closing, the Line shall not exceed $150 million, which amount is subject to the Advance Rate.  Upon the repurchase of each Mortgage by Seller from Buyer, the facility size of the Line shall then be equal to the facility size of the Line before said mortgage was repurchased minus the amount of the respective mortgage payoff.

ADVANCE RATE:	100% of principal amount of collateral for each Mortgage with an LTV below 40%. 85% on remaining Mortgages. Marked to market – daily for fixed; daily for floating – and margin requirements
RELEASE PROCESS:	Upon release of each individual Mortgage, the resulting overall DSCR and LTV of the remaining assets must remain equal to that at Closing.
RATE BASIS:	LIBOR + 150 basis points. Actual/360 Interest

DEFAULTED LOANS:

All Mortgages, with (a) payment defaults, (b) defaults caused by borrower’s failure (i) to pay property taxes, (ii) provide adequate property and/or general liability insurance or (iii) maintain the required licensure as per the terms and conditions of the applicable Mortgage and/or (c) technical defaults for which (x) all applicable notice and cure periods have expired and (y) Borrower has failed to cure or offer a reasonable cure, acceptable to Buyer, to Seller, get an advance rate of 0% and shall be removed from the Line within 5 business days of Buyer’s notice to Seller.

LOANS AT MATURITY:	All Mortgages must be repurchased from Buyer by the Final Maturity Date of the Line.
COLLATERAL:	Buyer has the sole discretion to determine which Mortgages are eligible to be included in the Line based on the parameters described herein
RECOURSE:	The Line is full recourse to Seller.
HEDGES:

Seller shall pledge/assign to Buyer all Seller’s and loan originator’s existing hedges related to any eligible assets.  Buyer may require Seller to purchase additional hedging instruments.  All existing and/or additional hedges and hedging strategy are subject to Buyer’s approval.

LOAN UNDERWRITING CRITERIA:	The criteria to underwrite the Mortgages shall include a minimum underwritten DSCR of 1.25x.

COVENANTS:

Covenants as are customary or required by Buyer for this transaction including, without limitation, the following:

Seller will maintain Minimum Tangible Net Worth (TNW) of no less than $50,000,000.00 which shall be tested quarterly.

Seller will not, without Buyer’s prior written consent, reorganize, merge, spin-off, sell or modify its lines of business, except for organizational changes that may be made in the ordinary course of business (e.g. departmental changes).

Seller will not, without Buyer’s prior written consent, pledge assets (other than (i) those customary in the ordinary course of business, (ii) existing pledges or (iii) those pledges for which the proceeds from such pledge will be used to remove the applicable Mortgage from the Line.

Seller will maintain unrestricted cash and cash equivalents equal to at least 10% of the outstanding Line amount but at no time shall the amount of unrestricted cash and cash equivalents maintained by Seller be less than $5,000,000.00.

In addition to Events of Default that are customary for similar facilities, the Line shall be in default if there is an event of default on any other direct or contingent liability of Seller in excess of $500,000.00.

No merger or sale without Buyer’s consent.

Any debt or obligations of any type to owners, guarantors, insiders, etc. shall be subordinated to the Line, provided, however, as long as no event of default exists or would be caused by such payment, the Seller may repay any loans or advances made by such parties from the proceeds received from refinance or repayment of such indebtedness.

No distributions/dividends shall be declared or paid if a default or event of default occurs, unless Buyer shall consent in writing.

FINANCIAL REPORTING:

Quarterly and annual financial statements, including contingent liabilities, from Seller no later than 60 days after the end of each fiscal quarter and 120 days after the end of each fiscal year, respectively.

EXPENSES:

Seller will be responsible for all reasonable expenses, including attorney’s fees and expenses associated with third party reports, incurred by Buyer in connection with the facility regardless of whether the facility actually closes.

GENERAL TERMS AND CLOSING CONDITIONS:

1.  The completion and execution of the loan documents (including but not limited to the control agreement(s), assumptions, allonges and general assignments) and due diligence (including opinion letters) in respect thereof, shall all be to the reasonable satisfaction of Buyer and Buyer's counsel.

2.  Seller shall provide the following, among other things, prior to any advance of the loan: detailed and updated financials regarding Seller and on the Properties certified by Seller confirming the accuracy of the financials.  Seller shall possess all necessary and appropriate permits, licenses, operating licenses, consents and approvals necessary to operate each facility as it is currently being conducted.  Seller must also provide, in form and substance acceptable to Buyer in its sole reasonable discretion, copies of Seller’s Medicaid and Medicare provider numbers and agreements, copies of the most recent state surveys, copies of all participation agreements relating to medical plans, and information pertaining to the patient census for all healthcare facilities that are collateral for the Line.

3.  Seller acknowledges that Buyer and its representatives may make inquiries to obtain information concerning the character, general reputation, personal characteristics, financial and credit histories and other general credit information in respect of Seller and the borrower under each mortgage.

4.   At the time of the advance of any part of the Line, no default under the existing Mortgage loan documents shall be continuing.  At the time of the advance of any part of the Line, neither Seller nor any borrower under any mortgage shall be insolvent or the subject of any bankruptcy, arrangement with creditors, proposal, amalgamation, reorganization, liquidation, winding-up, dissolution, receivership or material litigation or continuation under the laws of any other jurisdiction, acknowledging that the Seller is currently in Chapter 11 Bankruptcy.  Any default under any provision of this Conditional Commitment shall be deemed to be default under the other loan documents.  Any default under the other loan documents shall be deemed to be default under this Conditional Commitment.

5.  Without limiting the detailed environmental provisions contained in the Loan Terms, the Seller, at its sole cost and expense, shall comply, or cause its tenants, agents, and invitees, at their sole cost and expense, to comply with all federal, state and municipal laws, and without limitation all laws and regulations of an environmental nature, and including, without limitation, with respect to the discharge and removal of hazardous or toxic wastes, and with respect to the discharge of contaminants into the natural environment, pay immediately when due the cost of removal of any such wastes and the cost of any improvements necessary to deal with such contaminants and keep the Property free and clear of any lien imposed pursuant to such laws, and applicable laws of an environmental nature.

6.  This Conditional Commitment is based on the accuracy of all material representations made by Seller.  In the event of material misrepresentation as to the Properties, the financial position of the Seller or any borrower under any mortgage or the purposes of the Loan, Buyer may, at its sole option, consider this Conditional Commitment to be null and void and the Loan cancelled.  Buyer's willingness to close and fund the proposed Loan is subject to various requirements including, without limitation, the fulfillment by Seller of all of its obligations under this Conditional Commitment, the delivery by Seller of all due diligence materials and other items required by Buyer to be delivered, Buyer’s review and approval of the same, and final Credit Committee approval, all to the satisfaction of Buyer and Buyer’s Credit Committee in its sole discretion.  If, in the opinion of Buyer and or Buyer’s Credit Committee, there has been a material adverse change, prior to closing, in various conditions, including but not limited to the condition of any mortgage loan collateral, the financial position of the Seller, or economic conditions (including, without limitation, conditions in the health care, real estate, and/or capital markets), Buyer and/or Buyer’s Credit Committee may, at its sole discretion, cancel this Conditional Commitment and the Line.

7.  This Conditional Commitment is open for acceptance until 5:00 p.m. Eastern Standard Time on December 8, 2006.  This Conditional Commitment shall not be modified or amended except by an instrument in writing duly executed by the Buyer.

8.  This Conditional Commitment may be executed in several counterparts, each of which shall be deemed to be an original and all counterparts, taken together, shall constitute one and the same instrument and it shall not be necessary in making proof of this Conditional Commitment to produce or account for more than one such counterpart signed manually or by facsimile copy thereof.

If the foregoing is acceptable, without any legal obligations yet being created between us (except as to the expenses as set out above), please indicate this by signing below and returning a copy of this letter to us.

Upon and subject to our review of all necessary information as listed in this Conditional Commitment and satisfaction of the terms and conditions set forth herein, we will issue a commitment for your review and acceptance, the business terms of which will be substantially in accordance with this letter.

Yours very truly,

COLUMN FINANCIAL, INC.

/s/Jeffrey A. Altabef

Jeffrey A. Altabef

Vice President

We accept the above terms, among others, as a basis for a commitment with Buyer.  The Seller signing below hereby consents to the Buyer obtaining credit reports.

Date:

November 30, 2006

SELLER:

/s/W. Andrew Adams

Name:

Title:

EXHIBIT “B”

WORKING PARTY LIST
(To be completed by Seller)

Please list the name, address and contact number for each applicable party.

Borrowing Entity Name:

_______________________

Seller’s EIN #:____________________________

Seller’s Contact Person:______________________

Address:

______________________________

______________________________

Phone:

______________________________

Fax:

______________________________

E-mail:

______________________________

Mortgage Broker Name:________________________

Company:

______________________________

Address:

______________________________

_______________________________

Phone:

______________________________

Fax:

______________________________

E-mail:

______________________________

Attorney Name:

_______________________________

Firm:

_______________________________

Address:

_______________________________

_______________________________

Phone:

_______________________________

Fax:

_______________________________

Surveyor Name:

__________________________________

Company:

__________________________________

Address:

__________________________________

__________________________________

Phone:

__________________________________

Fax:

__________________________________

Insurance Broker:__________________________________

Policy #:

__________________________________

Company:

__________________________________

Address:

__________________________________

__________________________________

Phone:

__________________________________

Fax:

__________________________________

*For Acquisitions, please provide seller’s insurance, agent’s name and telephone number.

EXHIBIT “C”

CREDIT REPORT AUTHORIZATION AND REFERENCES

Complete a separate sheet for each general partner, indemnitor, limited partner owning more than 33%, significant shareholder and corporate officers (“Significant Principal”).

Principal’s Current Address:____________________

City, State and Zip:

_____________________

Principal’s Prior Add:

_____________________

City, State and Zip:

_____________________

Principal’s Legal Name:

________________________

Principal’s Social Security #: _______________________

Principal’s Date of Birth:

________________________

Home Telephone:

________________________

Work Telephone:

________________________

Employment Address:

________________________

________________________

City, State and Zip:

                             ________________________

Length of Employment:___________________________

Please provide the following references:

Banking Reference:

Institution:

__________________________

Address:

__________________________

City, State:

__________________________

Contact Name:

_______________________

Phone Number:

_______________________

Fax Number:

_______________________

Account Number:

______________________

Credit Reference:
Company:

_______________________________

Address:

_______________________________

City, State:

_______________________________

Contact Name:

_______________________________

Phone Number:

_______________________________

Fax Number:

_______________________________

Account Number:

__________________________

Have you ever had any litigations filed against you, been declared bankrupt or had a judgment against you?__ yes __ no

Have you ever been convicted of a felony or are you presently the subject of a complaint or indictment charging a felony?__ yes__ no

The applicant indicated below hereby authorizes Buyer, or one of its correspondents (collectively referred to as “Buyer”) to (1) obtain from any credit reporting agency such financial and credit reports as Buyer considers appropriate including all information regarding past and present mortgages; (2) obtain a Lexis/Nexis search; (3) verify all property indebtedness with the Applicant’s creditors; (4) for the purposes of verifying information as the Buyer deems appropriate, contact the management agent of the property, the resident manager, the independent accountants who may provide financial statements for the property, and all other persons or entities deemed to be necessary.

In addition to the above, Buyer is hereby authorized to verify past and present employment earnings records, bank accounts, stock holdings and any asset balances that are deemed necessary to process this Application.

It is understood that a photocopy or facsimile of this form will also serve as authorization.  The information the Buyer obtains is only to be used in the processing of this Application.

Authorized by:

________________________________________

By: ________________________________

Seller:

Name:

Title:

Date: